                                EXHIBIT 4.10(g)

                                THIRD AMENDMENT


          THIRD AMENDMENT, dated as of March 26, 1998 (this "THIRD AMENDMENT"), to the Agreement and Amendment dated as of February 26, 1997, as amended by the First Amendment, dated as of June 17, 1997 and the Second Amendment, dated as of February 3, 1998 (as the same may be amended, supplemented or modified from time to time, the "FEBRUARY 1997 FIVE-YEAR AGREEMENT AND AMENDMENT") among COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation (the "COMPANY"), the several banks and other financial institutions from time to time parties hereto (the "BANKS"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE BANK OF NEW YORK, DEUTSCHE BANK AG, FLEET NATIONAL BANK, THE FUJI BANK LIMITED, THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONSBANK, N.A., PNC BANK, N.A., TORONTO DOMINION (TEXAS), INC., UNION BANK OF SWITZERLAND, NEW YORK BRANCH AND WACHOVIA BANK OF GEORGIA, N.A., as Co-Agents (collectively, the "CO-AGENTS"), THE SAKURA BANK, LTD. NEW YORK BRANCH, THE SUMITOMO BANK LIMITED, SUNTRUST BANK, NASHVILLE, N.A., WELLS FARGO BANK, N.A., as Lead Managers (collectively, the "LEAD MANAGERS") and THE CHASE MANHATTAN BANK, a New York banking corporation as Agent for the Banks hereunder (in such capacity, the "AGENT") and as CAF Loan Agent (in such capacity, the "CAF LOAN AGENT").

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, for the convenience of the parties to the agreement and amendment dated as of February 28, 1996 (the "FEBRUARY 1996 AGREEMENT AND AMENDMENT"), among the Company, the several banks and other financial institutions from time to time parties thereto and Chase, as agent for the Banks hereunder and as CAF Loan Agent, a composite conformed copy (the "FIVE-YEAR COMPOSITE CONFORMED CREDIT AGREEMENT") of the Credit Agreement, dated as of February 10, 1994 as incorporated by reference into and amended by the September 1994 Agreement and Amendment, the February 1995 Agreement and Amendment and the February 1996 Agreement and Amendment was prepared and delivered to such parties;

          WHEREAS, the February 1997 Five-Year Agreement and Amendment adopts and incorporates by reference all of the terms and provisions of the Five-Year Composite Conformed Credit Agreement, subject to the amendment thereto provided for in the February 1997 Five-Year Agreement and Amendment;

          WHEREAS, the parties hereto wish to amend certain provisions of the February 1997 Five-Year Agreement and Amendment on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, terms defined in the February 1997 Five-Year Agreement and Amendment shall be used as so defined.

     2.   AMENDMENTS TO THE FEBRUARY 1997 FIVE-YEAR AGREEMENT AND AMENDMENT.

          (a) Section 3 of the February 1997 Five-Year Agreement and Amendment is hereby amended as follows:

          (i) by deleting the defined terms "Applicable Margin", "Level I Period", "Level II Period", "Level III Period", "Level IV Period", "Level V Period" and "Level VI Period" in their entirety and substituting in lieu thereof, effective as of February 6, 1998, the following new defined terms in proper alphabetical order:

               "`APPLICABLE MARGIN': for each Type of Revolving Credit Loan during a Level I Period, Level II Period, Level III Period or Level IV Period, the rate per annum set forth under the relevant column heading in Schedule V. Increases or decreases in the Applicable Margin shall become effective on the first day of the Level I Period, Level II Period, Level III Period or Level IV Period, as the case may be, to which such Applicable Margin relates.";

          "`LEVEL I PERIOD': any period during which the lower of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are BBB - or better or Baa3 or better, respectively.";

               "`LEVEL II PERIOD': any period during which the lower of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are BB+ or Ba1, respectively.";

               "`LEVEL III PERIOD': any period during which the lower of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are BB or Ba2, respectively.";

               "`LEVEL IV PERIOD': any period during which either of the publicly announced ratings by S&P or Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued is equal to or below BB- or unrated or equal to or below Ba3 or unrated, as the case may be."

          (ii) by inserting in such section the following new defined terms in proper alphabetical order:

               "`CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
          AMORTIZATION': for any period for which the amount thereof is to be determined, consolidated net revenues for such period minus consolidated operating expenses plus or minus equity in earnings of affiliates of the Company and its Subsidiaries (excluding Value Health and home health operations included in discontinued operations) for such period (which consolidated operating expenses shall, in any event, include and be limited to salaries, and benefits, supplies, other operating expenses and provision for doubtful accounts), all determined in accordance with GAAP and consistent with the Company's reportings on Forms 10Q and 10K.";

               "`JUNE 1997 364-DAY AGREEMENT AND AMENDMENT': the $3,000,000,000 Agreement and Amendment, dated as of June 17, 1997, among the Company, the several banks and other financial institutions from time to time parties thereto, the co-agents and lead managers named therein and The Chase Manhattan Bank, as

          Agent and as CAF Loan Agent therein, as the same has been and may be amended, supplemented or otherwise modified or replaced or extended from time to time.";

               "`MANDATORY PREPAYMENT EVENT':  any of the following events:
          (a) the receipt by the Company or any of its Subsidiaries of Net Cash Proceeds from any sale or other disposition by it of any business, hospital or other assets, including any capital stock or other ownership interests in any Subsidiary or any intercompany obligations (other than as a result of any casualty where such Net Cash Proceeds are to be used to replace or rebuild the related assets);

                    (b) the receipt by the Company or any of its Subsidiaries of
               Net Cash Proceeds from the issuance to Persons other than the Company and its Subsidiaries of any capital stock or other ownership interests of the Company or such Subsidiary, as the case may be; and

                    (c) the receipt by the Company or any of its Subsidiaries of
               Net cash Proceeds from the incurrence from, or the issuance or sale to, persons other than the Company and its Subsidiaries of any Indebtedness of the Company or such Subsidiary, as the case may be with a scheduled maturity date on the date of incurrence thereof which is, or which is extendable at the option of the Company or such Subsidiary to be, one year or more from such date of incurrence;

          In each case for (a), (b) and (c), excluding (i) any such event in which the Net Cash Proceeds so received (together with the Net Cash Proceeds received from any related series of events) are less than $10,000,000 and (ii) any such event to the extent that the Net Cash Proceeds from such event, together with the Net Cash Proceeds from all other events referred to in this definition from the Effective Date (excluding, in each case, any such event excluded by clause (i) above), is $500,000,000 or less.";

               "`NET CASH PROCEEDS' means, with respect to any sale or disposition by the Company of assets, cash payments received by the Company or any of its Subsidiaries from such sale or disposition net of bona fide direct costs of sale including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such sale or disposition within one year of the date of receipt of such cash payments, (ii) transfer, sales, use and other taxes payable in connection with such sale or disposition, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the revolving credit loans under the June 1997 364-Day Amendment and Agreement) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such sale or disposition, and (iv) broker's commissions and reasonable fees and expenses of counsel, accountants and other professional advisors in connection with such sale or disposition.".

          (b) Section 4 of the February 1997 Five-Year Agreement and Amendment is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

          "SECTION 4. FACILITY FEE AND UTILIZATION FEE. Subsection 2.3 of the Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof, including February 6, 1998, the following:

          `2.3 FACILITY FEE AND UTILIZATION FEE. (a) The Company agrees to pay to the Agent for the account of each Bank a facility fee in respect of the period from and including the Effective Date to the later of the Termination Date or the date on which the Revolving Credit Loans are repaid in full, computed at the rate per annum set forth in the table below on the average daily amount of the Commitment of such Bank (or, if the Commitment of such Bank has expired or been terminated, the outstanding Revolving Credit Loans of such Bank) during each portion of the period for which payment is made that is a separate Level I Period, Level II Period, Level III Period or Level IV Period, payable quarterly on the last day of each March, June, September and December and on any date on which the Commitments shall terminate as provided herein and the Revolving Credit Loans shall have been repaid in full, commencing on the first of such dates to occur after the date hereof:

          Type of Period          Facility Fee
          --------------          ------------

          Level I Period            .3000%
          Level II Period           .3500%
          Level III Period          .4000%
          Level IV Period           .5000%

          (b) The Company agrees to pay to the Agent for the account of each Bank a utilization fee computed at the rate of 0.2500% per annum, on the aggregate principal amount of the outstanding Revolving Credit Loans for each day that the outstanding principal amount of the Revolving Credit Loans plus the outstanding principal amount of all revolving credit loans under the June 1997 364-Day Agreement and Amendment shall exceed $3,750,000,000 in aggregate amount, payable quarterly on the last day of each March, June, September and December, commencing on March 31, 1998 and on any date on which the Commitments shall terminate as provided herein and the Revolving Credit Loans shall have been repaid in full.

          (c) The Company agrees to pay to the Agent the other fees in the amounts, and on the date, agreed to by the Company and the Agent in the fee letter, dated October 20, 1993, between the Agent and the Company.'".

          (c) The February 1997 Five-Year Agreement and Amendment is hereby amended by adding the following new paragraph after Section 5 reading as follows:

          "SECTION 5A. MANDATORY PREPAYMENT AND MANDATORY REDUCTIONS OF COMMITMENTS. The Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by adding the following new subsections immediately following subsection 2.17 therein as follows:

          `2.18 MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF COMMITMENTS. At any time the Commitments under this Agreement plus the commitments under the June 1997 364-Day Agreement and Amendment (or, if such commitments have expired or been terminated, the outstanding loans thereunder) exceed $2,000,000,000 in aggregate amount, the revolving credit loans under the 364-Day Agreement and Amendment pursuant to subsection 2.19, shall be prepaid and the commitments thereunder shall be reduced no later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds from any Mandatory Prepayment Event by the amount of such Net Cash Proceeds.

          (d) The February 1997 Five-Year Agreement and Amendment is hereby amended by adding the following new paragraphs after Section 8A reading as follows:

          "SECTION 8B. COMPANY'S OFFICERS' CERTIFICATE. Subsection 4.3 of the Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by (a) adding to the first clause thereof, immediately following the reference to "Section 3", the following:

     "(as qualified by the disclosures in the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 1997 and September 30, 1997 and in the Company's Reports on Form 8-K dated February 6, 1998, February 13, 1998 and March ___, 1998, in each case as filed with the Securities and Exchange Commission and previously distributed to the Banks)", and (b) adding to the clause thereof, at the end thereof immediately following the phrase "those enumerated above", the following:

          "(all subject to the disclosures referred to above)".

          "SECTION 8C. INTEREST COVERAGE RATIO. Subsection 5.7 of the Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          `5.7 INTEREST COVERAGE RATIO. On the last day of each fiscal quarter of the Company other than the fiscal quarters ending March 31, 1998, June 30, 1998 and September 30, 1998, the Consolidated Earnings Before Interest and Taxes of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company then ending will be an amount which equals or exceeds 200% of the Consolidated Interest Expense of the Company and its Subsidiaries for the same four consecutive fiscal quarters.'

          SECTION 8D. DISTRIBUTIONS. Subsection 5.8 of the Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment as hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          `5.8 DISTRIBUTIONS. The Company will not make any Distribution except that, so long as no Event of Default exists or would exist after giving effect thereto, the Company may make a Distribution; provided however, that at any time the Commitments under this Agreement plus the commitments under the June 1997 364-Day Agreement and Amendment (or, if such commitments have expired or been terminated, the outstanding loans thereunder) shall equal or exceed $2,000,000,000 in aggregate amount, the Company will not purchase, repurchase, redeem or otherwise acquire (including any "synthetic" acquisitions through equity derivatives) any shares of any class of capital stock of the Company directly or indirectly through a Subsidiary or otherwise.'

          SECTION 8E. MAXIMUM CONSOLIDATED TOTAL DEBT. The Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by adding the following new subsection immediately following subsection 5.13 therein as follows:

          `5.14 MAXIMUM CONSOLIDATED TOTAL DEBT. The Company and its Subsidiaries will not at any time to and including September 30, 1998 have outstanding Consolidated Total Debt in an amount in excess of $10,000,000,000'.

          SECTION 8F. MINIMUM CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. The Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by adding the following new subsection immediately following subsection 5.14 therein as follows:

          `5.15 MINIMUM CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. The Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization of the Company and its Subsidiaries will be, for each period specified below, an amount which equals or exceeds the amount set forth opposite such period:

               Period                        Amount
           --------------               ---------------

         One fiscal quarter ending
           March 31, 1998               $  750,000,000

         Two fiscal quarters ending
           June 30, 1998                $1,500,000,000

         Three fiscal quarters
           ending September 30, 1998    $ 2,250,000.00


          SECTION 8G. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. The Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into this February 1997 Five-Year Agreement and Amendment is hereby amended by adding the following new subsection immediately following subsection 5.15 therein as follows:

          `5.16 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. At any time the Commitments under this Agreement plus the commitments under the June 1997 364-Day Agreement and Amendment (or, if such commitments have expired or been terminated, the outstanding loans thereunder) exceed $2,000,000,000 in aggregate amount, the Company will not make, and will not permit any of its Subsidiaries to make, any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness under this Agreement or under the June 1997 364-Day Agreement and Amendment), or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest there or which would not be adverse to the Banks.'".

          (e) Schedule V to the February 1997 Five-Year Agreement and Amendment is hereby amended by deleting Schedule V in its entirety and substituting in lieu thereof, effective as of February 6, 1998, Schedule V attached hereto as
Schedule V.

          3. EFFECTIVE DATE; CONDITIONS PRECEDENT. This Third Amendment will become effective on March 26, 1998 (the "Effective Date") subject to the compliance by the Company with its agreements herein contained and to the satisfaction on or before the Effective Date of the following further conditions:

          (a) LOAN DOCUMENTS. The Agent shall have received copies of this Third Amendment, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and executed and delivered by the Required Lenders.

          (b) COMPANY OFFICERS' CERTIFICATE. The representations and warranties contained in Section 3 of the Five-Year Composite Conformed Credit Agreement as adopted and incorporated by reference into, and as amended by, the February 1997 Five-Year Agreement and Amendment (as qualified by the disclosures in the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 1997 and September 30, 1997 and the Company's Report on Form 8-K dated February 6, 1998, February 13, 1998 and March ___, 1998, in each case as filed with the Securities and Exchange Commission and previously distributed to the Banks) shall be true and correct on the Effective Date with the same force and effect as though made on and as of such date; on and as of the Effective Date and after giving effect to this Third Amendment, no Default shall have occurred (except a Default which shall have been waived in writing or which shall have been cured); and the Agent shall have received a certificate containing a representation to these effects dated the Effective Date and signed by a Responsible Officer.

          (c) AMENDMENT FEE. Each Bank which executes and delivers to the Agent this Third Amendment by 5:00 p.m. (New York City time) on March 23, 1998 shall receive an amendment fee equal to .125% of its Commitment.

          4. PAYMENT CATCH-UP. The Company hereby agrees that, to the extent that it has made prior to the Effective Dates any payments on account of interest on the Revolving Credit Loans or on account of the facility fee in respect of any period (or portion of any period) falling on or after February 6, 1998, it will make a payment to the Agent for the benefit of the Banks no later than March 31, 1998 equal to the difference between the payments made and the payments due after giving effect to the Third Amendment.

          5. LEGAL OBLIGATION. The Company represents and warrants to each Bank that this Third Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          6. CONTINUING EFFECT; APPLICATION. Except as expressly amended hereby, the February 1997 Five-Year Agreement and Amendment shall continue to be and shall remain in full force and effect in accordance with its terms.

          7. EXPENSES. The Company agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Third Amendment and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

          8. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9. COUNTERPARTS. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Third Amendment signed by all the parties shall be lodged with the Company and the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         COLUMBIA/HCA HEALTHCARE CORPORATION


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE CHASE MANHATTAN BANK, as Agent, as CAF
                         Loan Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         ABN AMRO BANK N.V., as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                          By:
                            -------------------------------------
                            Name:
                            Title:


                         ARAB BANK PLC, GRAND CAYMAN BRANCH, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         BANCA MONTE DEI PASCHI DI SIENA SpA, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANCA NAZIONALE del LAVORO, SpA, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANK ONE TEXAS, N.A., as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE BANK OF NEW YORK, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         THE BANK OF NOVA SCOTIA, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANK OF YOKOHAMA, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BANQUE NATIONALE DE PARIS -Houston Agency, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         BARNETT BANK, N.A., as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         CITIBANK, N.A., as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         COMERICA BANK, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:



                         CORESTATES BANK, N.A., as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         CRESTAR BANK, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE DAI-ICHI KANGYO BANK, LIMITED, ATLANTA AGENCY, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         DEN DANSKE BANK AKTIESELSKAB, as a Bank
                         CAYMAN ISLANDS BRANCH c/o New York Branch


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         By:
                            -------------------------------------
                            Name:
                            Title:

                         DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         By:
                            -------------------------------------
                            Name:
                            Title:


                         FIRST AMERICAN NATIONAL BANK, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         FIRST HAWAIIAN BANK, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         FIRST UNION NATIONAL BANK, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         FLEET NATIONAL BANK, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE FUJI BANK LIMITED, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         KEYBANK NATIONAL ASSOCIATION, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         THE MITSUI TRUST AND BANKING COMPANY, LIMITED, NEW YORK BRANCH, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         NATIONAL CITY BANK OF KENTUCKY, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         NATIONSBANK, N.A. as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE NORINCHUKIN BANK, NEW YORK BRANCH, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         THE NORTHERN TRUST COMPANY, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         PNC BANK, N.A., as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE SAKURA BANK, LTD. NEW YORK BRANCH, as a Lead Manager and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE SUMITOMO BANK, LIMITED, as a Lead Manager and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         SUNTRUST BANK, NASHVILLE, N.A., as a Lead Manager and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE TOKAI BANK, LIMITED, NEW YORK BRANCH, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         TORONTO DOMINION (TEXAS), INC., as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         THE TOYO TRUST & BANKING CO., LTD., as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         UNION BANK OF SWITZERLAND, NEW YORK BRANCH, as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         By:
                            -------------------------------------
                            Name:
                            Title:

                         UNION PLANTERS BANK OF MIDDLE TENNESSEE, N.A.


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         WACHOVIA BANK OF GEORGIA, N.A., as a Co-Agent and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:


                         WELLS FARGO BANK, N.A., as a Lead Manager and as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                         By:
                            -------------------------------------
                            Name:
                            Title:


                         YASUDA TRUST AND BANKING, as a Bank


                         By:
                            -------------------------------------
                            Name:
                            Title:

                                                                      SCHEDULE V
                                                                      ----------

                              Applicable Margins
                              ------------------

===============================================================================
                              REVOLVING CREDIT LOANS
-------------------------------------------------------------------------------
                                  ALTERNATE BASE
         CATEGORY                   RATE LOANS                EURODOLLAR LOANS
-------------------------------------------------------------------------------
     LEVEL I PERIOD                   .0000%                       .4500%
     LEVEL II PERIOD                  .0000%                       .6500%
     LEVEL III PERIOD                 .0000%                       .8500%
     LEVEL IV PERIOD                  .5000%                      1.5000%
===============================================================================